SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

September 17, 2010

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 21, 2010, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Craig D. Gates
President and Chief Executive Officer Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 21, 2010

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 21, 2010, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO USA, LLP as independent auditors for fiscal year 2011;

3.	To approve the Key Tronic Corporation 2010 Incentive Plan; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 2, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 17, 2010

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD

PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL

MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 21, 2010. The Proxy Statement and 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/ktcc.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 21, 2010 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Craig D. Gates and Dale F. Pilz, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about September 17, 2010.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 2, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 10,326,855 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, FOR approval of the 2010 Incentive Plan, and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for fiscal year 2011. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors, (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it and (iii) matter 3 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on ratification of the appointment of the independent registered public accounting firm (matter 2) since neither represents a vote cast. In the approval of the 2010 Incentive Plan (matter 3) any action other than a vote for the Plan will have the practical effect of voting against the Plan.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. Under current regulations, brokers can not vote “uninstructed” shares in director elections or on executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (matter 1) or on approval of the 2010 Incentive Plan (matter 3), no votes will be cast on your behalf. Discretionary voting by brokers is permitted in the ratification of the appointment of the independent registered public accounting firm (matter 2).When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The six nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2010 Annual Meeting attended the 2009 Annual meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 60, has been a director of the Company since October 2006. Mr. Bean has been President and CEO of Preco Electronics, Inc. since November 1999. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering. The Board of Directors has concluded that based upon Mr. Bean’s business and financial expertise, current and prior senior management positions and education that he should serve as a director of the company.

Craig D. Gates, age 51, has been a director of the Company since July 2009 and has been President and CEO of the Company since April 2009. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. From 1991 to October 1994, Mr. Gates served as Director of Operations, Electronics for the Microswitch Division of Honeywell Inc. From 1982 to 1991, Mr. Gates held various engineering and management positions within the Microswitch Division. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. The Board of Directors has concluded that based upon Mr. Gates’ business expertise, current and prior senior management experience and education that he should serve as a director of the Company.

Ronald F. Klawitter, age 58, has been a director of the Company since October 2009 and has been Executive Vice President of Administration, CFO and Treasurer of the Company since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a Bachelor of Arts degree from Wittenberg University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Klawitter’s business and financial expertise, current and prior management experience and education that he should serve as a director of the Company.

Dale F. Pilz, age 84, has served as Chairman of the Board since January 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985. The Board of Directors has concluded that based upon Mr. Pilz’s business and financial expertise, senior management experience, service on public companies’ boards and education that he should serve as a director of the Company.

Yacov A. Shamash, age 60, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp., and Applied DNA Sciences, Inc. The Board of Directors has concluded that based upon Dr. Shamash’s professional and management experience, service on public companies’ boards and education that he should serve as a director of the Company. Dr. Shamash has also served on the Board of two other public corporations, Manchester Tech., Inc. and Netsmart Tech., Inc., during the past five years.

Patrick Sweeney, age 75, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang – USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic, and Photo Machining Inc. The Board of Directors has concluded that based upon Mr. Sweeney’s business and financial expertise, senior management experience, service on public companies’ boards and education that he should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met six times during fiscal 2010. During fiscal 2010, each director attended 100% of the Board of Directors meetings and 100% of meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Global Select Market (“NASDAQ”) listing standards, except for Mr. Gates, the Company’s President and Chief Executive Officer and Mr. Klawitter, the Company’s Executive Vice President of Administration, CFO and Treasurer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet the definition of independence contained in the NASDAQ listing standards; (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the NASDAQ Marketplace Rules.

The Board of Directors has determined that Patrick Sweeney, a member of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors determines whether the roles of Chief Executive Officer and Chairman of the Board should be separated based upon its judgment of the structure which best meets the current needs of the Company and promotes the most effective communication between the Board and management. The Board currently separates the role of Chief Executive Officer and Chairman of the Board.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls and legal and regulatory requirements. The Board, assisted by its Compensation and Administration Committee, in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Governance and Nominating Committee oversees risk management with respect to Board membership, structure and organization.

The Chairmen of the three Board Committees report to the Board on committee meetings at regular meetings of the Board of Directors. Management has the day to day responsibility for risk management and members of management make regular reports to the Board and its committees on identification, monitoring and mitigation of material risks.

Executive Sessions

At three of the four regular meetings of the Board of Directors held during fiscal year 2010, the independent directors met separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Administration Committee, the Executive Committee and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met nine times during fiscal 2010. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent auditors, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent auditors, and establishes the fees and other compensation to be paid to the independent auditors; monitors the qualifications, independence and performance of the Company’s independent auditors; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent auditor and management.

The Compensation and Administration Committee (“Compensation Committee”) which currently consists of Messrs. Shamash (Chairman), and Pilz, met five times during fiscal 2010. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans and stock option plans, including determining the individuals to receive awards and options and the terms of such awards and options.

The Executive Committee, which currently consists of Messrs. Sweeney (Chairman), Gates and Pilz did not meet during fiscal 2010. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Governance and Nominating Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met one time during fiscal 2010. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although the Company does not have a policy regarding diversity, the Governance and Nominating Committee does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS

Tieton Capital Management 4700 Tieton Drive, Suite C Yakima, WA 98908	963,168	(2),(3)	9.4%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	855,220	(4),(5)	8.4%

DIRECTORS AND EXECUTIVE OFFICERS

James R. Bean	0		*	*

Dale F. Pilz	39,482	(6)	*	*

Yacov A. Shamash	36,030	(7)	*	*

Patrick Sweeney	68,930		*	*

Craig D. Gates	101,246	(8)	1.0%

Ronald F. Klawitter	160,971	(9)	1.5%

Douglas G. Burkhardt	76,043	(10)	*	*

All executive officers and directors as a group (10 persons)	497,675	(11)	4.7%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.
1.	Percentage beneficially owned is based on 10,326,855 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
2.	Based on Form 13G filed with the Securities and Exchange Commission, dated December 31, 2010.

3.	Tieton Capital Management is a registered investment advisor.
4.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2010.
5.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.
6.	Includes 19,930 shares issuable upon exercise of director stock options.
7	Represents 34,930 shares issuable upon exercise of director stock options and 1,100 shares owned directly by Dr. Shamash’s daughter.
8.	Includes 30,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,455 shares) as of July 3, 2010.
9.	Includes 30,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,860 shares) as of July 3, 2010, 1,600 shares owned directly by Mr. Klawitter’s daughter and 3,100 shares owned directly by Mr. Klawitter’s son.
10.	Includes 30,834 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Burkhardt as a participant in the Company’s 401(k) Retirement Savings Plan (176 shares) as of July 3, 2010.
11.	Includes 154,028 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 2, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information on the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2010 (“Named Executive Officers”) based on total compensation for the last completed fiscal year. No option awards were granted by the Company during fiscal year 2010 and no Named Executive Officer is covered by a pension plan or a nonqualified deferred compensation plan; therefore these columns have been omitted from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/ SAR Awards(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(7)	Total ($)
Craig D. Gates, Chief Executive Officer & President(1)	2010 2009	365,119 295,008	0 0	456,000 0	459,689 84,500	(3) (4)	9,900 9,200	1,290,708 388,708

Ronald F. Klawitter Executive Vice President of Administration, CFO & Treasurer	2010 2009	283,749 273,240	0 0	228,000 0	318,930 67,600	(5) (4)	9,800 9,200	840,479 350,040

Douglas G. Burkhardt Executive Vice President of Worldwide Operations	2010 2009	159,684 153,331	48,231 0	152,000 0	109,155 0	(6)	32,463 12,821	501,533 166,152

(1)	Mr. Gates was elected President & CEO of the Company in April 2009.
(2)	Represents the aggregate grant date fair value of stock appreciation right awards granted in fiscal year 2010, computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the NEOs. See Note 7 to the Consolidated Financial Statements included in the Company’s 2010 Annual Report on Form 10-K for a discussion of the assumptions underlying the grant date fair value of the stock appreciation right awards. A description of the stock appreciation right awards appears in the narrative text following this table.
(3)	Represents $273,839 earned in fiscal year 2010 under the Incentive Compensation Plan for fiscal year 2010 and $185,850 earned in fiscal year 2010 under the Long-Term Incentive Plan for the 2008-2010 performance cycle.
(4)	Represents amounts earned in fiscal year 2009 under the Long-Term Incentive Plan for the 2007–2009 performance cycle.
(5)	Represents $170,250 earned in fiscal year 2010 under the Incentive Compensation Plan for fiscal year 2010 and $148,680 earned in fiscal year 2010 under the Long-Term Incentive Plan for the 2008-2010 performance cycle.
(6)	Represents amounts earned in fiscal year 2010 under the Incentive Compensation Plan for fiscal year 2010.
(7)	Represents Company matching payments in fiscal years 2010 and 2009 under the Company’s 401(k) Retirement Savings Plan and service awards of $100 to Mr. Gates and $200 to Mr. Burkhardt in fiscal year 2010. Also includes for Mr. Burkhardt value realized on the exercise of stock options in the amount of $24,183 in fiscal year 2010 and $6,100 in fiscal year 2009.

Narrative Disclosure of Summary Compensation Table

Base Salary

Key Tronic provides the Named Executive Officers with a level of “guaranteed” compensation in the form of base salary. Each position is paid within a range that targets median market salary. Individual salary levels vary around this point based on experience, knowledge, and individual contribution. Ranges were objectively determined using the combined survey data provided by Milliman, Inc.

Annual Incentives

For our Named Executive Officers, annual incentives are tied directly to the achievement of a company-wide financial goal which is profit before taxes (PBT). PBT is the financial goal because of its significant impact on increasing shareholder equity. Target annual incentive levels for the top executives are set at or slightly above typical market practice to enable total direct compensation to be more competitive given that Key Tronic’s long-term incentive is cash-based and therefore not completely comparable to what our publicly traded peers offer through the potential appreciation available to them in their equity-based long term incentive plans. The fiscal year 2010 Incentive Compensation Plan provided that if Key Tronic achieved its PBT target, executives would have the opportunity to earn 100% of their incentive target. If PBT exceeded target by 44%, executives would have the opportunity to earn up to 150% of their annual incentive target. If PBT were more than 80% below target level, no incentive would be paid. Key Tronic’s PBT for fiscal year 2010 was more than 44% above target level. Therefore annual incentive payments were earned by participants for fiscal year 2010 in the approximate amount of 150% of their incentive target.

Long-term Incentives

Long-term Incentive Plan. Beginning in fiscal year 2006, the officers and non-employee directors of Key Tronic became eligible to participate in Key Tronic’s Long-term Incentive Plan (LTIP). The LTIP was approved by the Board in September 2005. Under this plan, officers and non-employee directors may be awarded a number of “performance units” at the start of each fiscal year. These units will have a future value tied directly to the achievement of Board determined and approved goals for a three-year period. At the end of each three-year period, these units will be exchanged for cash at the value set by the Board at the beginning of the three year period based on goal achievement as measured at the end of the three year period. For Mr. Gates the award at target for the 2008–2010 performance cycle was $150,000 of compensation. For Mr. Klawitter the award at target for the 2008–2010-1 performance cycle was $120,000 of compensation. For each non-employee director the award at target for the 2008-2010 performance cycle was $10,000 of compensation. For the 2008–2010 performance cycle threshold goals for three year sales growth and return on invested capital compared to peer group companies were exceeded.

2010 Incentive Plan. Historically, the primary form of long-term compensation at Key Tronic has been stock options. No options have been granted to any of the Named Executive Officers since October 24, 2002. In fiscal year 2010, the Named Executive Officers received grants of stock appreciation rights under the 2010 Incentive Plan. These stock appreciation right awards vest on the third anniversary of the grant date to the extent the Company’s return on invested capital (ROIC) over the vesting period compared to the weighted average ROIC of a selected group of peer companies over the same period has reached 90% or more than peer group average and have a term of five years. See “Proposal 3: Approval of the Key Tronic Corporation 2010 Incentive Plan” for further details on these stock appreciation right awards.

Other Compensation

The Named Executive Officers and all other U.S. employees are eligible to participate in the Key Tronic Corporation 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution tax qualified retirement savings plan under which employees can contribute a portion of their eligible cash compensation to the 401(k) Plan and the Company makes matching cash contributions of 100% of the first 3% and 50% of the next 2% of compensation deferred subject to qualified plan limits. All employee contributions and matching contributions are vested upon contribution.

GRANTS OF PLAN BASED AWARDS IN 2010 FISCAL YEAR

The following table sets forth information concerning individual grants of non-equity incentive plan awards and grants of equity incentive plan awards made during fiscal year 2010 to each of the Named Executive Officers under the 2010 Incentive Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Option/SAR Awards: Number of Securities Underlying Options/SARs (#)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Option/ SAR Awards
			Threshold ($)	Target ($)	Maximum ($)
Craig D. Gates	05/14/10 07/23/09 07/23/09	(1) (2) (3)	18,256 125,000	182,560 250,000	273,839 375,000	150,000	$5.89	456,000
Ronald F. Klawitter	05/14/10 07/23/09 07/23/09	(1) (2) (3)	11,350 75,000	113,500 150,000	170,250 225,000	75,000	$5.89	228,000
Douglas G. Burkhardt	05/14/10 07/23/09 07/23/09	(1) (2) (3)	7,277 30,000	72,770 60,000	109,155 90,000	50,000	$5.89	152,000

(1)	Represents stock appreciation rights granted under the 2010 Incentive Plan as described in more detail under “Proposal 3: Approval of the Key Tronic Corporation 2010 Incentive Plan.” These stock appreciation rights vest on the third anniversary of the grant date and have a term of five years. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies.
(2)	Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2010. For actual payouts earned for fiscal year 2010 see the Summary Compensation Table. The Incentive Compensation Plan is discussed under the caption “Annual Incentives” on page 10.
(3)	Represents threshold, target and maximum payouts under the Long-term Incentive Plan for the 2010-2012 performance cycle. The Long-term Incentive Plan is discussed under the caption “Long-term Incentives” on page 10. Payouts under the Long-term Incentive Plan for the 2010-2012 performance cycle are dependent upon the achievement of goals for three years sales growth and return on invested capital compared to peer group companies.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table provides information on stock options and stock appreciation rights held by the Named Executive Officers at July 3, 2010.

Option/SAR Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Option/SAR Exercise or Base Price ($)	Option/SAR Expiration Date
Craig D. Gates	30,000 10,000 10,000 10,000	150,000 0 0 0 0	5.89 4.81 2.81 2.81 2.81	05/14/15 08/28/10 05/22/11 05/22/12 05/22/13
Ronald F. Klawitter	30,000 10,000 10,000 10,000	75,000 0 0 0 0	5.89 4.81 2.81 2.81 2.81	05/14/15 08/28/10 05/22/11 05/22/12 05/22/13
Douglas G. Burkhardt	3,750 3,750 6,666 6,667 6,667 3,334	50,000 0 0 0 0 0 0	5.89 6.50 6.50 2.81 2.81 2.81 1.15	05/14/15 07/30/10 07/30/10 05/22/11 05/22/12 05/22/13 10/24/10

(1)	Stock options that vested annually over five to ten years beginning on the first anniversary of the date of grant.
(2)	Stock appreciation rights that vest on the third anniversary of the grant date and have a term of five years. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies

OPTION EXERCISES FOR FISCAL YEAR 2010

The following table sets forth information concerning the number of shares acquired and the dollar amounts realized by Named Executive Officers during fiscal year 2010 on the exercise of stock options.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Craig D. Gates	0	0

Ronald F. Klawitter	0	0

Douglas G. Burkhardt	18,333	24,183	(1)

(1)	Based on the difference between the closing price of the Company’s Common Stock on the exercise date and the exercise price of the option.

Pension Benefits

None of the Named Executive Officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the Named Executive Officers is covered by a defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Benefits

The Company offers the Named Executive officers and all other U.S. employees life insurance, disability, medical and dental plans for which the Named Executive Officers are charged the same rate as all other employees.

Potential Payments Upon Termination or Change in Control

Employment Contracts. The Company entered into employment contracts with Messrs. Gates, Klawitter and Burkhardt at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contract entered into with Mr. Klawitter also provides that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Gates and Klawitter were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Long-term Incentive Plan. The Long-term Incentive Plan provides that upon a change of control of the Company, vesting of units awarded under the Plan will be accelerated and will be payable at two times their value. “Change of control” generally means the occurrence of any of the following events: (1) any individual, entity or group (other than the Company, any subsidiary or any employee benefit plan of the Company or a subsidiary) acquires beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then-outstanding securities (other than as a result of an acquisition of securities directly from the Company); (2) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or any subsidiary); (3) the approval by the Company’s shareholders of a merger or consolidation, a statutory share exchange, a sale or disposition of all or substantially all the Company’s assets or a plan of liquidation or dissolution of the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or nomination for the election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2010 Incentive Plan. Under the 2010 Incentive Plan, in the event of a change of control: (1) all outstanding awards, other than performance shares, performance units, will become fully and immediately exercisable, and all applicable and restrictions or forfeiture provisions will lapse, immediately prior to the change of control and such awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as certain reorganizations, mergers or consolidations, any such awards that vest based on continuous service will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by a successor company; and (2) all performance shares, performance units, and stock awards or stock units with restrictions based on performance criteria will be payable based on targeted performance being attained as of the effective date of the change of control.

“Change of control” generally means the occurrence of any of the following events: (1) an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met); (2) a change in the composition of the Board during a two-year period such that the incumbent board members as of the beginning of the two-year period cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent board); (3) consummation of certain reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or (4) consummation of a complete liquidation or dissolution of the Company.

Compensation of Directors

Fees. Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $6,250, a fee of $1,200 for each Board meeting attended in person and a fee of $600 for each Board meeting attended by telephone. Directors also receive a fee of $750 for each committee meeting attended (committee members receive a committee attendance fee of $375 if the committee meeting is held the same day as a Board meeting and a fee of $375 if the committee meeting is held by phone), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $7,000, plus a fee of $1,800 for each Board meeting attended. Committee chairmen receive an additional fee of $550 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Long-term Incentive Plan. Each director participates in the Company’s Long-term Incentive Plan (“Plan”). The Plan provides a long-term cash bonus opportunity to the members of the Board of Directors if certain Company performance measures established by the Board of Directors are met for three fiscal year performance periods. No amounts can be earned for any three fiscal year performance period until the end of the third fiscal year since achievement of performance measures can only be determined at the end of the third fiscal year. During fiscal year 2010, each non-employee Director was awarded 10,000 units under the Plan. If performance measures are met, these units will result in a cash payment ranging from $5,000 to $15,000 to each said non-employee Director at the end of fiscal year 2012. Payouts under the Long-term Incentive Plan will depend upon the achievement of goals for three year sales growth and return on invested capital compared to peer group companies.

2010 Incentive Plan.

During fiscal year 2010, each non-employee director was awarded 15,000 cash settled stock appreciation rights under the 2010 Incentive Plan, as described in more detail under “Proposal 3: Approval of the Key Tronic Corporation 2010 Incentive Plan.” These stock appreciation rights vest [describe vesting] and have a term of five years.

Stock Option Plan. Each non-employee director received stock options under the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors, which terminated on July 27, 2005.

Set forth below is information on the compensation provided to each non-employee director of the Company during fiscal year 2010. No non-employee director is covered by a pension plan or a nonqualified deferred compensation plan.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option/ SAR Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
James R. Bean	25,350	45,600	12,390	0	83,340
Dale F. Pilz	34,675	45,600	12,390	0	92,665
Yacov A. Shamash	25,200	45,600	12,390	0	83,190
Patrick Sweeney	27,550	45,600	12,390	0	85,540

(1)	See Note 7 to the Consolidated Financial Statements included in the Company’s 2010 Annual Report on Form 10-K for a discussion of the assumptions underlying the grant date fair value of stock appreciation right awards.
(2)	Each director holds 15,000 stock appreciation right awards as of July 3, 2010 with a grant date fair value of $45,600. The following number of option awards were held by each of the directors and outstanding as of July 3, 2010: Mr. Bean, 0 options; Mr. Pilz, 19,930 options; Mr. Sweeney, 2,465 options; Dr. Shamash, 34,930 options. All directors were fully vested in such options prior to fiscal year 2010.
(3)	Represents amounts paid in fiscal year 2010 under the Long-Term Incentive Plan for the 2008-2010 performance cycle.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members meet the definition of independence within the meaning of the applicable NASDAQ listing standards and that the Chairman of the Committee has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and discussed with the Company’s management and BDO USA, LLP (“BDO”), the Company’s independent auditors, the Company’s financial statements contained in the Annual Report on Form 10-K for the fiscal year ended July 3, 2010.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, (“Codification of Statements on Auditing Standards, AU § 380”), as amended. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO as required under applicable independence standards for auditors of public companies. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended July 3, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), James R. Bean, Dale F. Pilz

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO and its affiliate Mexican firm BDO Hernandez, Marron y Cia, SC for professional services in the named categories for the fiscal years ended July 3, 2010 and June 29, 2009:

	FY 2010	FY 2009
Audit Fees(1)	$300,760	$214,733
Audit Related Fees(2)	20,170	11,544
Tax Fees(3)	14,940	14,443
All Other Fees	—	—

Total	$335,870	$240,720

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan and other consultation matters.
(3)	Tax fees for fiscal years 2010 and 2009 consisted of professional services provided for the review of foreign tax returns and consultation on foreign tax matters.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO USA, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending July 2, 2011. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S

INDEPENDENT AUDITORS

PROPOSAL 3

APPROVAL OF THE KEY TRONIC CORPORATION

2010 INCENTIVE PLAN

Our Board of Directors has determined that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between executive compensation and long-term shareholder value creation. Accordingly, we are seeking shareholder approval of the Key Tronic Corporation 2010 Incentive Plan, or the 2010 Plan. The Board approved the 2010 Plan on April 22, 2010.

Our prior equity compensation plans have expired, and no options have been granted under such plans since November 2, 2004. However, as discussed in more detail under New Plan Benefits below, the Board, upon recommendation of its Compensation Committee, on May 14, 2010 granted cash-settled stock appreciation rights under the 2010 Plan. If shareholders approve the 2010 Plan at the Annual Meeting, these stock appreciation rights upon exercise may be settled in cash, in shares of Common Stock, or a combination of cash and Common Stock. If shareholders do not approve the 2010 Plan at the Annual Meeting, only cash-settled awards will be granted under the 2010 Plan.

The 2010 Plan authorizes the issuance of 1,200,000 shares of our Common Stock. As of September 2, 2010, we had outstanding 10,326,855 shares of Common Stock. The shares authorized for issuance under the 2010 Plan represent approximately 12% of these outstanding shares. This percentage calculation is not on a fully diluted basis and, therefore, does not include the 261,029 shares subject to outstanding awards under our prior equity compensation plans as of September 2, 2010.

Shareholder approval of the 2010 Plan will also permit certain performance-based awards described below to qualify for tax deductibility under Code Section 162(m).

Shareholders are requested in this Proposal 3 to approve the 2010 Plan.

The following description of the 2010 Plan is a summary, does not purport to be a complete description of the 2010 Plan and is qualified in its entirety by reference to the full text of the 2010 Plan. A copy of the 2010 Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference.

DESCRIPTION OF THE 2010 PLAN

Purpose

The purpose of the 2010 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our shareholders. The 2010 Plan would also allow us to provide the same opportunity to consultants, agents, advisors, and independent contractors.

Administration

The Board of Directors or the Compensation Committee of the Board of Directors will administer the 2010 Plan. The Board may delegate administration of the 2010 Plan in accordance with its terms. References to the “Committee” below are, as applicable, to the Board, the Compensation Committee, other delegate, including a senior executive officer of the Company authorized by the Board or Compensation Committee to make grants to certain eligible employees of the Company.

Eligibility

Awards may be granted under the 2010 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries and affiliates. As of September 2, 2010, approximately thirteen employees, including six executive officers, and four non-employee directors were eligible to receive awards under the 2010 Plan.

Number of Shares

The number of shares of Common Stock authorized for issuance under the 2010 Plan is 1,200,000. The shares of Common Stock issuable under the 2010 Plan will consist of authorized and unissued shares. Shares of Common Stock covered by an award granted under the 2010 Plan will not be counted as used unless and until they are issued and delivered to a participant.

The following shares will be available again for issuance under the 2010 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2010 Plan.

If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2010 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) that are subject to any outstanding award, including the per share price of such securities.

The closing price of our Common Stock, as reported on NASDAQ on September 2, 2010, was $5.15 per share.

Types of Awards

The 2010 Plan permits the grant of any or all of the following types of awards.

Stock Options. The Committee may grant nonqualified stock options that are not intended to qualify as incentive stock options under Code Section 422. The Committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2010 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions, and except for options that meet all the requirements for options that are considered “deferred compensation” within the meaning of Code Section 409A. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our Common Stock during regular session trading on NASDAQ.

Stock Appreciation Rights (SARs). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2010 Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR will not exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units. The Committee may grant awards of shares of Common Stock, or awards designated in units of Common Stock, under the 2010 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards. The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Common Stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the Committee.

Other Stock or Cash-Based Awards. The Committee may grant other incentives payable in cash or in shares of Common Stock, subject to the terms of the 2010 Plan and any other terms and conditions determined by the Committee.

Repricing

Without shareholder approval, the Board or the Compensation Committee may not (a) lower the price of an option or SAR after it is granted, except in connection with certain specified adjustments, (b) take any other action that is treated as a repricing under generally accepted accounting principles, or (c) cancel an option or SAR when its exercise price exceeds the fair market value of the underlying Common Stock, in exchange for another option, SAR, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition or similar corporate transaction. To date we have never repriced stock options or SARs in that manner.

Performance-Based Compensation under Code Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we are generally prohibited from deducting for U.S. federal income tax purposes compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than the chief financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2010 Plan as “qualified performance-based compensation” under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; revenue growth rate; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments and Certification. The Compensation Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Code Section 162(m) downward but not upward. The Compensation Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the Compensation Committee certify that performance goals were achieved before the payment of the “performance-based compensation.”

Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Code Section 162(m) may not be granted awards in any calendar year, other than performance units, with respect to more than 600,000 shares for options or SARs and 300,000 shares for restricted stock, restricted stock units, performance shares or other stock-based awards. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $1,000,000 in any calendar year.

Change of Control

Under the 2010 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•

All outstanding awards, other than performance shares, performance units, will become fully and immediately exercisable, and all applicable and restrictions or forfeiture provisions will lapse, immediately prior to the change of control and such awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as certain reorganizations, mergers or consolidations, any such awards that vest based on continuous service will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by a successor company.

•

All performance shares, performance units, and stock awards or stock units with restrictions based on performance criteria will be payable based on targeted performance being attained as of the effective date of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control. Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met);

•

a change in the composition of the Board during a two-year period such that the incumbent board members as of the beginning of the two-year period cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent board);

•	consummation of certain reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or

•	consummation of a complete liquidation or dissolution of the Company.

Amendment and Termination

The Board or the Compensation Committee may amend the 2010 Plan, except that if any applicable statute, rule or regulation requires shareholder approval for an amendment to the 2010 Plan, then to the extent so required, shareholder approval will be obtained. The Board or the Compensation Committee may also suspend or terminate all or any portion of the 2010 Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the Board or Compensation Committee, the 2010 Plan will terminate ten years after the date of shareholder approval of the 2010 Plan.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2010 Plan generally applicable to us and to participants in the 2010 Plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. Special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A

We intend that awards granted under the 2010 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2010 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2010 Plan until all tax withholding obligations are satisfied.

New Plan Benefits

All awards to employees, officers, directors and consultants under the 2010 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. However, on May 14, 2010, the Committee granted SARs to certain participants. The grants made to the Named Executive Officers, to all current executive officers as a group, to all non-employee directors as a group, and to all non-executive officer employees as a group are set forth in the table below. These SARs vest on the third anniversary of the grant date and have a term of five years and a grant price of $5.89 per share. Payouts under the SARs are dependent on the achievement of goals for three year’s return on invested capital compared to peer group companies Upon exercise these SARs will be settled in cash, except that if shareholders approve the 2010 Plan, on exercise these SARs may be settled solely in shares of Common Stock, in cash or in a combination of cash and Common Stock, as determined by the Committee in its sole discretion.

Name	2010 SAR Grant (#)
Craig D. Gates	150,000
Ronald F. Klawitter	75,000
Douglas G. Burkhardt	50,000
All executive officers as a group	395,000
All non-employee directors as a group	60,000
All non-executive officer employees as a group	100,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of July 3, 2010, concerning securities authorized for issuance under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	243,993	$3.87	0
Equity compensation plans not approved by security holders(1)	79,501	$2.67	0
Total	323,494	$3.58	0

(1)

Consists of the Key Tronic Corporation 2000 Employee Stock Option Plan. Not included are the 1,200,000 shares subject to the 2010 Plan, the issuance of which is subject to shareholder approval of the 2010 Plan at the Annual Meeting, or the cash-settled stock appreciation rights issued under the 2010 Plan that may be settled in shares of Common Stock, subject to shareholder approval of the 2010 Plan. See “Proposal 3: Approval of the Key Tronic Corporation 2010 Incentive Plan” for further information about the 2010 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE KEY TRONIC CORPORATION 2010 INCENTIVE PLAN

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2011 must submit their proposals in writing to Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, proposals submitted for inclusion in our proxy statement for the 2011 Annual Meeting must be received by the Secretary at the address above no later than May 20, 2011. In addition, any shareholder who intends to present a proposal at the 2011 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by August 3, 2011 or such proposal will be considered untimely. For such proposals that are untimely, the Company retains discretion to vote proxies it receives. For such proposals that are timely, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements

OTHER MATTERS

Annual Report on Form 10-K

The 2010 Annual Report on Form 10-K (including exhibits), as amended, which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.keytronic.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at StreetConnect, (206) 729-3625, ktcc@stct.com. We will furnish any exhibit to our Form 10-K if specifically requested to do so.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and NASDAQ.

Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended July 3, 2010 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners. In addition, we have retained Georgeson Inc. to aid in the solicitation of proxies. We currently estimate the fees payable to Georgeson Inc. in connection with such services to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 17, 2010

APPENDIX A

KEY TRONIC CORPORATION

2010 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Key Tronic Corporation 2010 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(b) Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 15 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2	Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) lower the price of an Option after it is granted, except in connection with adjustments provided in Section 14.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option at a time when its strike price exceeds the Fair Market Value of the underlying stock, in exchange for another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of 1,200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (a) be paid at the same time such dividends or dividend equivalents are paid to other shareholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options, which shall be nonqualified stock options that are not intended to qualify as “incentive stock options” as that term is defined for purposes of Section 422 of the Code or any successor provision.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an exercise price per share of less than the Fair Market Value of the Common Stock on the Grant Date if the Option meets all the requirements for Awards that are considered “deferred compensation” within the meaning of Section 409A.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options

(a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. PERFORMANCE AWARDS

10.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common

Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum numbers and kind of securities set forth in Section 15.3; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments, shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately vested and exercisable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed or replaced by the Successor Company, any such Awards that vest based on continuous employment or service with the Company shall become fully and immediately vested and exercisable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company. If an Option or a Stock Appreciation Right shall become fully and immediately vested and exercisable in lieu of being converted, assumed or replaced by the Successor Company in the event of a Company Transaction, the Committee shall notify the Participant in advance of the anticipated closing date of such transaction in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option or Stock Appreciation Right, to the extent not exercised, shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Company Transaction. Such notice shall be given to the Participant at least seven days prior to the expiration of such period.

For the purposes of this Section 14.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if, following the Company Transaction, the Option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide, in the event of a Change in Control that is a Company Transaction, that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

14.4	Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.4	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.6	Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 15 is applicable to such Award.

15.1	Performance Criteria

(a) If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; revenue growth rate; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

(b) Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) The Committee may provide, at the time it establishes performance goals for any such Award, that any evaluation of performance shall include or exclude any one or more of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

15.2	Compensation Committee Certification; Adjustment of Awards

(a) After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 15 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 15.

(b) Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is intended to qualify as performance-based compensation subject to this Section 15, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

15.3	Limitations

Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units or other cash-based awards subject to this Section 15 in any calendar year period with respect to more than the following: (a) 600,000 shares for Options or SARs; (b) 300,000 shares for Restricted Stock, Restricted Stock Units or Performance Shares; and (c) 300,000 shares for other stock-based Awards. The maximum dollar value payable with respect to Performance Units or other cash-based awards subject to this Section 15 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 16. AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 16.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance With Laws and Regulations

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan shall comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

17.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

17.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

17.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board; provided, however, that no Awards other than SARs that are settled in cash, Performance Units or other cash-based awards may be granted prior to the date shareholders approve the Plan.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means: (a) conviction of a felony or misdemeanor involving moral turpitude; (b) engaging in illegal business practices or other practices contrary to the written policies of the Company; (c) misappropriation of assets of the Company; (d) continual or repeated insobriety or drug use; (e) continual or repeated absence for reasons other than disability or sickness, (f) fraud; (g) embezzlement; (h) violation of the Company’s written conflict of interest policies, in each case as determined by the Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction; (b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or (c) consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Key Tronic Corporation, a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all or substantially all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will, immediately after the consummation of the Company Transaction, constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee from time to time for purposes of the Plan, means a period of disability during which a Participant qualifies for benefits under the Company’s then-current long-term disability plan or, in the case of a Participant who is not an employee of the Company, means a period of disability during which such Participant, if he or she were an employee of the Company, would qualify for benefits under the Company’s then-current current long-term disability plan.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity that, as a result of a Company Transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 10.

“Performance Criteria” has the meaning set forth in Section 15.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 10.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

“Plan” means the Key Tronic Corporation 2010 Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the later of (i) the date a Participant attains age 65 and (ii) the fifth anniversary of the date the Participant commenced employment or a service relationship with the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Section 409A of the Code.

“Stock Appreciation Right” or “SAR” means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Appreciation Right Expiration Date” means the last day of the maximum term of a Stock Appreciation Right.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 9.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

You can now access your Key Tronic Corporation account online.

Access your Key Tronic Corporation account online via Investor ServiceDirect® (ISD).

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ktcc

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KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting

October 21, 2010

CRAIG D. GATES and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 21, 2010, and any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

80233

KEY TRONIC CORPORATION

80233

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UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.	Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL				FOR	AGAINST	ABSTAIN

1.	Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).	☐	☐	☐	2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for fiscal year 2011.	☐	☐	☐

	Nominees:				3.	Approve the Key Tronic Corporation 2010 Incentive Plan.	☐	☐	☐
	01. James R. Bean,	04. Dale F. Pilz,

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

	02. Craig D. Gates,	05. Yacov A. Shamash, and
	03. Ronald F. Klawitter,	06. Patrick Sweeney.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

							Will Attend Meeting	☐	YES
PLEASE SIGN, DATE AND RETURN PROMPTLY.
							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 21, 2010.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to BNY Mellon Shareowner Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 8, 2010 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received.

JP Morgan Chase Bank, N.A.

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KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting

October 21, 2010

CRAIG D. GATES and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 21, 2010, and any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

80233-bl

KEY TRONIC CORPORATION

80233-bl

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UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.	Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL				FOR	AGAINST	ABSTAIN

1.	Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).	☐	☐	☐	2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for fiscal year 2011.	☐	☐	☐

	Nominees:				3.	Approve the Key Tronic Corporation 2010 Incentive Plan.	☐	☐	☐
	01. James R. Bean,	04. Dale F. Pilz,

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

	02. Craig D. Gates,	05. Yacov A. Shamash, and
	03. Ronald F. Klawitter,	06. Patrick Sweeney.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

							Will Attend Meeting	☐	YES
PLEASE SIGN, DATE AND RETURN PROMPTLY.
							Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date